UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rio Tinto plc	Rio Tinto Limited
ABN 96 004 458 404
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	None	Australia	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Eastbourne Terrace London W2 6LG, United Kingdom (Address of principal executive offices)	120 Collins Street Melbourne, Victoria 3000, Australia (Address of principal executive offices)

Rio Tinto plc
Share Option Plan 2004
Rio Tinto plc

Performance Share Plan 2004
(formerly known as Rio Tinto plc Mining Companies Comparative Plan 2004)
Rio Tinto plc
Management Share Plan 2007
(Full title of plans)

Rio Tinto Limited
Share Option Plan 2004
Rio Tinto Limited
Performance Share Plan 2004

(formerly known as Rio Tinto Limited Mining Companies Comparative Plan 2004)
Rio Tinto Limited
Management Share Plan 2007
(Full title of plans)

Cheree Finan
Corporate Secretary
Rio Tinto Services Inc
80 State Street
Albany
New York, 12207-2543
(Name and address of agent for service)

(801) 204-2251
(Telephone number, including area code, for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule12b-2 of the Exchange Act. (Check one):

Large accelerated filer☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of each class	Amount	maximum	maximum	Amount of
of securities	to be	offering price	aggregate offering	registration
to be registered	registered(1)(2)	per share(3)	price(3)	fee
Rio Tinto plc ordinary shares of 10p each
- Share Option Plan 2004	600,000	US$31.10	US$18,660,000	US$2,168,29
- Performance Share Plan 2004	80,000	US$49.05	US$3,924,000	US$455.97
Rio Tinto Limited shares
- Share Option Plan 2004	50,000	US$26.20	US$1,310,000	US$152.22
				US2,776.48

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of additional shares as may be issuable under the plan in connection with variations in share capital, demergers, special dividends or similar transactions.

(2)

The amount of shares being registered represents the estimated maximum aggregate amount issuable to the employees in the United States of each Registrant pursuant to such plans and not previously registered.

(3)

Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The maximum offering price has been calculated on the basis of:

	•	for the Rio Tinto plc Share Option Plan 2004, the weighted average exercise price of the outstanding options (£20.23);
	•	for the Rio Tinto Limited Share Option Plan 2004, the weighted average exercise price of the outstanding options (A$33.45);
•

for the Rio Tinto plc Performance Share Plan 2004, the average high and low market prices of the Rio Tinto plc ordinary shares of 10p each quoted on the London Stock Exchange on 2 March 2015 (£31.91); and

The translation of pounds sterling into U.S. dollars and of Australian dollars into U.S. dollars have been made at the noon rate buying rates as posted by the Federal Reserve Bank of New York on 2 March 2015  of US$1.5373 per £1.00 and US$0.7834  per A$1.00.

Registration of Additional Securities

This registration statement on Form S-8 is being filed by Rio Tinto plc and Rio Tinto Limited (the “Registrants”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering 680,000 additional Rio Tinto plc ordinary shares of 10p each and 50,000 additional Rio Tinto Limited shares, in each case expected to be made available for delivery to United States persons under Rio Tinto plc’s Share Option Plan 2004 and Performance Share Plan 2004, and under Rio Tinto Limited’s Share Option Plan 2004 (collectively, together with Rio Tinto plc’s Management Share Plan 2007 and Rio Tinto Limited’s Performance Share Plan 2004 and Management Share Plan 2007, the “Plans”), respectively

Incorporation by Reference of Earlier Registration Statements

In accordance with General Instruction E to Form S-8, the contents of the registration statements nos. 333-147914 and 333-156093, previously filed by the Registrants with the Securities and Exchange Commission on 7 December 2007  and 12 December 2008, respectively and in relation to the registrations of a total 4,301,000 Rio Tinto plc ordinary shares of 10p each and 528,500 Rio Tinto Limited shares expected to be made available for delivery in respect of past grants under the Plans, are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, United Kingdom, on 6 March 2015.

Rio Tinto plc	Rio Tinto Limited
(Registrant)	(Registrant)

By /s/ Eleanor Evans	By /s/ Eleanor Evvans
Eleanor Evans	Eleanor Evans
Company Secretary	Joint Company Secretary
(Signature and Title)	(Signature and Title)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement in the capacity of the duly authorized representative of Rio Tinto plc in the United States.

/s/ Cheree Finan
By:	Cheree Finan
Title:	Authorized Representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement in the capacity of the duly authorized representative of Rio Tinto Limited in the United States.

/s/ Cheree Finan
By:	Cheree Finan
Title:	Authorized Representative

EXHIBITS

The following are filed at exhibits to this registration statement:

4.1

Articles of Association of Rio Tinto plc (adopted by special resolution passed on 20 April 2009 and amended on 1 October 2009) (incorporated by reference to Exhibit 1.1 of Rio Tinto plc Annual report on Form 20-F for the fiscal year ended 31 December 2009, File No. 1-10533).

4.2

Constitution of Rio Tinto Limited (ACN 004 458 404) (as adopted by special resolution passed on 24 May 2000 and amended by special resolution on 18 April 2002, 29 April 2005, 27 April 2007, 24 April 2008 and  20 April 2009) (incorporated by reference to Exhibit 1.2 of Rio Tinto plc Annual report on Form 20-F for the fiscal year ended 31 December 2009, File No. 1-10533)

4.3

Rules of the Rio Tinto plc Performance Share Plan 2004 (incorporated by reference to Exhibit 4.03 of Rio Tinto plc Annual report on Form 20-F for the fiscal year ended 31 December 2011, File No. 1-10533).

4.4	Rules of the Rio Tinto Limited Performance Share Plan 2004 (incorporated by reference to Exhibit 4.04 of Rio Tinto plc Annual report on Form 20-F for the fiscal year ended 31 December 2011, File No. 1-10533).

5.1	Opinion of counsel of Rio Tinto plc, as to the validity of the newly issued shares.

5.2	Opinion of counsel of Rio Tinto Limited, as to the validity of the newly issued shares.

23.1	Consent of Independent Registered Public Accounting Firms to the incorporation of the audit report relating to the Rio Tinto Group by reference.

24.	Power of Attorney (included on the signature page of this registration statement).

For on behalf of Rio Tinto plc and Rio Tinto Limited

Signature	Title	Date

/s/ Jan du Plessis		6 March 2015
Jan du Plessis	Chairman
/s/ Sam Walsh		6 March 2015
Sam Walsh	Chief executive
/s/ Christopher Lynch		6 March 2015
Christopher Lynch	Chief financial Officer
/s/ Robert Brown		6 March 2015
Robert Brown	Non executive director
/s/ Megan Clark		6 March 2015
Megan Clark	Non executive director
/s/ Michael Fitzpatrick		6 March 2015
Michael Fitzpatrick	Non executive director
/s/ Ann Godbehere		6 March 2015
Ann Godbehere	Non executive director
/s/ Richard Goodmanson		6 March 2015
Richard Goodmanson	Non executive director
/s/ Lord Kerr of Kinlochard		6 March 2015
Lord Kerr of Kinlochard	Non executive director
/s/ Anne Lauvergeon		6 March 2015
Anne Lauvergeon	Non executive director
/s/ Michael L’Estrange		6 March 2015
Michael L’Estrange	Non executive director
/s/ Paul Tellier		6 March 2015
Paul Tellier	Non executive director
/s/ Simon Thompson		6 March 2015
Simon Thompson	Non executive director
/s/ John Varley		6 March 2015
John Varley	Non executive director